Exhibit 99.1

FOR IMMEDIATE RELEASE:
May 15, 2019

Media Contact:	Investor Contact:
Kristen Seely	Steve Frank
1-973-443-2777 (o)	1-973-822-7141 (o)
kristen.seely@zoetis.com	steve.frank@zoetis.com

Zoetis Announces Results of Its Annual Meeting of Shareholders;
Board Declares Third Quarter 2019 Dividend

PARSIPPANY, N.J. - May 15, 2019 - Zoetis Inc. (NYSE:ZTS) today announced the results of shareholder voting at its 2019 Annual Meeting of Shareholders and provided details on its third quarter 2019 dividend.

Annual Meeting of Shareholders
Zoetis held its annual meeting today in Short Hills, N.J., with Chairman Michael B. McCallister presiding over the business portion of the meeting and shareholder voting. Chief Executive Officer Juan Ramón Alaix discussed the company’s strong performance in 2018 and its strategies for continued growth and market leadership in the global animal health industry;

The results of shareholder voting from the meeting were as follows:

•	Juan Ramón Alaix, Paul M. Bisaro, Frank A. D’Amelio and Michael B. McCallister have been elected as directors for three-year terms.

•	Shareholders approved, on an advisory basis, the compensation of the company’s named executive officers.

•	Shareholders ratified and approved the selection of KPMG LLP as the company’s independent registered public accounting firm for fiscal year 2019.

As part of his remarks about the company, Alaix said, “In 2018, we delivered our sixth consecutive year of operational revenue growth and increased profitability. We also made further investments in our business, both through research and development, as well as acquisitions and external partnerships. As we look to the future, I am confident that we will continue to grow in line with or faster than the market, based on the strength of our diverse and innovative portfolio, high-quality manufacturing, and world-class field-force.”

A full replay of the meeting will be made available at http://investor.zoetis.com/events-presentations, along with the presentation materials from the event.

Quarterly Dividend Declared
In separate proceedings today, the Zoetis Board of Directors declared a third quarter 2019 dividend payable to holders of the company’s common stock of $0.164 per share; the dividend is to be paid on Tuesday, Sept. 3, 2019, to holders of record on Friday, July 19, 2019.

About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 65 years of experience in animal health, Zoetis discovers, develops, manufactures and commercializes veterinary vaccines, medicines and diagnostics, which are complemented by genetic tests, biodevices and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2018, the company generated annual revenue of $5.8 billion with approximately 10,000 employees. For more information, visit www.zoetis.com.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future use of cash and dividend payments, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

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